HORACE MANN EDUCATORS CORPORATION
                               1 HORACE MANN PLAZA
                        SPRINGFIELD, ILLINOIS 62715-0001

                         ANNUAL MEETING -- MAY 25, 2000


Dear Shareholders:

     You are cordially invited to attend the Annual Meeting of your Corporation to be held at 9:00 a.m. on Thursday, May 25, 2000, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois.

     We will present a report on the current affairs of the Corporation at the meeting and Shareholders will have an opportunity for questions and comments.

     We request that you sign, date and mail your proxy card whether or not you plan to attend the Annual Meeting.

     Prompt return of your proxy card will reduce the cost of further mailings and other follow-up work. You may revoke your voted proxy at any time prior to the meeting or vote in person if you attend the meeting.

     We look forward to seeing you at the meeting. If you do not plan to attend and vote by proxy, let us know your feelings about the Corporation either by letter or by comment on the proxy card.

                                                        Sincerely yours,


                                                        /s/ Paul J. Kardos


                                                        Paul J. Kardos
                                                        Chairman of the Board


                                                        /s/ Louis G. Lower II


                                                        Louis G. Lower II
                                                        President and
                                                        Chief Executive Officer

Springfield, Illinois
March 31, 2000

                        HORACE MANN EDUCATORS CORPORATION
                               1 HORACE MANN PLAZA
                        SPRINGFIELD, ILLINOIS 62715-0001

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 25, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of HORACE MANN EDUCATORS CORPORATION (the "Company") will be held at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, on Thursday, May 25, 2000, at 9:00 a.m., Central Daylight Savings Time, for the following purposes:

     1. To elect nine Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified;

     2. To approve an Amendment to the Company's Certificate of Incorporation provision which would permit Ralph S. Saul, currently serving as a member of the Board of Directors, to be eligible for re-election to the Board of Directors at the Annual Meeting for one additional year of service on the Board;

     3. To approve an Amendment to the Company's 1991 Stock Incentive Plan which will make 2,000,000 additional shares of Common Stock available under the Plan;

     4. To ratify the appointment of KPMG LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 2000; and

     5. To consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 15, 2000 as the record date for the determination of Shareholders entitled to notice of, and to vote at, the Annual Meeting.

     All Shareholders are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, the Board of Directors urges you to complete, date, sign and return the enclosed proxy card as soon as possible in the enclosed business reply envelope, which requires no postage if mailed in the United States. You may revoke your voted proxy at any time prior to its exercise provided that you comply with the procedures set forth in the Proxy Statement to which this Notice of Annual Meeting of Shareholders is attached. If you attend the Annual Meeting, you may vote in person if you wish.

                                                        By order of the
                                                        Board of Directors,


                                                        /s/ Ann M. Caparros


                                                        Ann M. Caparros
                                                        Corporate Secretary

Springfield, Illinois
March 31, 2000

IMPORTANT: PLEASE MAIL YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. THE MEETING
           DATE IS MAY 25, 2000.

                                 PROXY STATEMENT

                        HORACE MANN EDUCATORS CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 25, 2000

                               GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Horace Mann Educators Corporation (the "Company") of proxies from holders of the Company's common stock, par value $.001 per share (the "Common Stock"). The proxies will be voted at the Annual Meeting of Shareholders to be held on Thursday, May 25, 2000, at 9:00 a.m., Central Daylight Savings Time, at the Renaissance Springfield Hotel, 701 East Adams Street, Springfield, Illinois, and through any adjournment or adjournments thereof (the "Annual Meeting").

     The mailing address of the Company is 1 Horace Mann Plaza, Springfield, Illinois 62715-0001 (telephone number (217) 789-2500). The Proxy Statement and the accompanying proxy card are being first transmitted to Shareholders of the Company on or about April 4, 2000.

     The Board has fixed the close of business on March 15, 2000 as the record date (the "Record Date") for determining the Shareholders of the Company entitled to receive notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, an aggregate of 41,371,157 shares of Common Stock were issued and outstanding, each share entitling the holder thereof to one vote on each matter to be voted upon at the Annual Meeting. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Proxies will be solicited by mail. The Company also intends to make, through bankers, brokers or other persons, a solicitation of beneficial owners of Common Stock.

     At the Annual Meeting, Shareholders of the Company will be asked (i) to elect nine Directors to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified; (ii) to approve an Amendment to the Company's Certificate of Incorporation provision which would permit Ralph S. Saul, currently serving as a member of the Board of Directors, to be eligible for re-election to the Board of Directors at the Annual Meeting for one additional year of service on the Board (the "Board Amendment"); (iii) to approve an Amendment to the Company's 1991 Stock Incentive Plan which will make 2,000,000 additional shares of Common Stock available under the Plan (the "Option Plan Amendment") and (iv) to ratify the appointment of KPMG LLP, independent certified public accountants, as the Company's auditors for the year ending December 31, 2000.

     Shareholders may also be asked to consider and take action with respect to such other matters as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Copies of the Company's Annual Report to Shareholders and its Annual Report on Form 10-K for the year ended December 31, 1999 were mailed to known Shareholders on or about April 4, 2000.

                           SOLICITATION AND REVOCATION

     PROXIES IN THE FORM ENCLOSED ARE SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. THE PERSONS NAMED IN THE FORM OF PROXY HAVE BEEN DESIGNATED AS PROXIES BY THE BOARD OF DIRECTORS. SUCH PERSONS ARE DIRECTORS OF THE COMPANY.

     Shares of Common Stock represented at the Annual Meeting by a properly executed and returned proxy will be voted at the Annual Meeting in accordance with the instructions noted thereon, or if no instructions are noted, the proxy will be voted in favor of the proposals set forth in the Notice of Annual Meeting. A submitted proxy is revocable by a

Shareholder at any time prior to it being voted provided that such Shareholder gives oral or written notice to the Corporate Secretary at or prior to the Annual Meeting that such Shareholder intends to vote in person or by submitting a subsequently dated proxy. Attendance at the Annual Meeting by a Shareholder who has given a proxy shall not in and of itself constitute a revocation of such proxy.

     Proxies will be solicited initially by mail. Further solicitation may be made by officers and other employees of the Company personally, by phone or otherwise, but such persons will not be specifically compensated for such services. Banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of Common Stock of the Company. The costs of soliciting proxies will be borne by the Company. It is estimated these costs will be nominal.


SHAREHOLDER APPROVAL

     Shareholders are entitled to one vote per share on all matters submitted for consideration at the Annual Meeting. The affirmative vote of a plurality of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the election of Directors. The affirmative vote of a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for the approval of the Board Amendment, the Option Plan Amendment and ratification of KPMG LLP as the Company's auditors for 2000.

     Abstentions may not be specified with regard to the election of Directors. However, abstentions may be specified on the proposal for the approval of the Board Amendment, the Option Plan Amendment and ratification of KPMG LLP as the Company's auditors for 2000. Such abstentions will be counted as present for purposes of approving the Board Amendment, the Option Plan Amendment and ratification of KPMG LLP as the Company's auditors for 2000 and such abstentions will have the effect of a negative vote.

     Please note that under the rules of the New York Stock Exchange, Inc., brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners.


ABSENCE OF DISSENTERS' OR APPRAISAL RIGHTS

     Under Section 262 of the Delaware General Corporation Law, Shareholders of the Company have the right to dissent from certain actions. In such cases, dissenting Shareholders are entitled to have their shares appraised and to be paid an amount equal to the fair value of their shares, provided that certain procedures perfecting their rights are followed. In the opinion of counsel, the proposals described in this Proxy Statement do not entitle a Shareholder to exercise any such dissenters' or appraisal rights. Accordingly, Shareholders who do not approve of any of the proposals contained in this Proxy Statement will not be entitled to exercise any dissenters' or appraisal rights.


OTHER MATTERS

     Other than the matters set forth above, the Board knows of no matters to be brought before the Annual Meeting. However, should any other matters properly come before the meeting, the persons named in the accompanying Form of Proxy will vote or refrain from voting thereon in their discretion.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

     The By-Laws of the Company provide for the Company to have not less than five nor more than 15 Directors. The following ten persons currently are serving as Directors of the Company: William W. Abbott, Emita B. Hill, Paul J. Kardos, Donald E. Kiernan, Louis G. Lower II, Jeffrey L. Morby, Shaun F. O'Malley, Charles A. Parker, Ralph S. Saul and William J. Schoen. The terms of the current Directors expire at the Annual Meeting.

     The proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the election of Mr. Abbott, Dr. Hill, Mr. Kiernan, Mr. Lower, Mr. Morby, Mr. O'Malley, Mr. Parker, Mr. Saul and Mr. Schoen (the "Board
Nominees") unless such authority is withheld as provided in the proxy; provided, however, that if the Board Amendment is not approved by the Shareholders, the proxies will be voted for all of such nominees other than Mr. Saul. The Company has no reason to believe that any of the foregoing Board Nominees is not available to serve or will not serve if elected, although in the unexpected event that any such Board Nominees should become unavailable to serve as a Director, full discretion is reserved to the persons named as proxies to vote for such other persons as may be nominated. Each Director will serve until the next Annual Meeting of Shareholders and until his or her respective successor is duly elected and qualified.


NOMINEES

     The following information, as of March 15, 2000, is provided with respect to each Board Nominee:

WILLIAM W. ABBOTT, 68 .................. Mr. Abbott has been a Director of the Company since September 1996.
Chairman of the Compensation             He is currently self-employed as a business consultant. In 1989, Mr.
Committee; Member of the                 Abbott retired from 35 years of service at Procter & Gamble, as a Senior
Organization Committee, Special          Vice President in charge of worldwide sales and other operations. He
Committee and Audit Committee            served as a member of the Board of Directors of Armstrong World
of the Board                             Industries from 1982 to 1994. He currently serves as a member of the
                                         Boards of Directors of Fifth Third Bank of Naples, Florida and Acorn
                                         Products, Inc., (which he also serves as Chairman of the Board), a member of the Advisory Board of Manco, a member of the Board of Overseers of the Duke Cancer Center, and an Executive Professor at
                                         Florida Gulf Coast University.


EMITA B. HILL, 64 ...................... Dr. Hill has been a Director of the Company since September 1996. She
Member of the Compensation               is currently the Chancellor Emeritus of Indiana University Kokomo, a title
Committee, Organization Committee        she has held since 1999. Prior to that, she served as Chancellor of Indiana
and Audit Committee of the Board         University Kokomo, a position she held for more than five years.


DONALD E. KIERNAN, 59 .................. Mr. Kiernan has been a Director of the Company since February 1998. He
Member of the Compensation               is currently the Senior Executive Vice President and Chief Financial Officer
Committee, Investment & Finance          of SBC Communications Inc., a position he has held since July 1993. He
Committee and Audit Committee            currently serves as a member of the Boards of Directors of Pacific Telesis
of the Board                             Group, Pacific Bell, Southwestern Bell Telephone Company, Telefonos de
                                         Mexico, S.A., de C.V. (Telmex), and BioNumerik Pharmaceuticals, Inc.


LOUIS G. LOWER II, 54 .................. Mr. Lower joined the Company as Director, President and Chief Executive
President and Chief Executive Officer;   Officer in February 2000. Prior to that, he served as Chief Executive
Member of the Executive Committee,       Officer of Allstate Life Insurance Company, a position he held from
Organization Committee and               January 1990 through January 2000. He currently serves as a member of
Investment & Finance Committee of        the Board of Directors of the Life Office Management Association, the Life
the Board                                Insurance Marketing and Research Association, the Illinois Life Insurance
                                         Council, Evanston Hospital and Chicago Botanic Garden. Mr. Lower has
                                         over 20 years experience in the insurance industry.


                                       3

JEFFREY L. MORBY, 62 ................... Mr. Morby has been a Director of the Company since September 1996. He
Member of the Executive Committee,       is currently self-employed as a business consultant and investor. Mr. Morby
Compensation Committee, Investment       serves as a Director and Chairman of AMARNA Corporation, and a
& Finance Committee and Audit            general partner of AMARNA Partners. Mr. Morby retired on June 30,
Committee of the Board                   1996 as Vice Chairman of Mellon Bank Corporation and Mellon Bank,
                                         N.A., positions he had held for more than five years. As Vice Chairman of
                                         Mellon Bank, he served on the Boards of Directors of numerous entities affiliated with Mellon Bank. In addition, Mr. Morby serves on the Boards of Directors of Duquesne University, Pittsburgh Cultural Trust, Pittsburgh
                                         Historical Society, Pittsburgh City Theater Company, International
                                         Advisors of the City of Wuhan, China and International Council of the
                                         World Wildlife Fund. Mr. Morby also serves as Chairman of Alung
                                         Technologies, Inc. and China Center of the Greater Pittsburgh
                                         Metropolitan Area.


SHAUN F. O'MALLEY, 64 .................. Mr. O'Malley has been a Director of the Company since September 1996.
Chairman of the Audit Committee;         He is currently the Chairman Emeritus of Price Waterhouse LLP, a title he
Member of the Organization               has held since July 1995. Prior to that, he served as Chairman and Senior
Committee and Investment & Finance       Partner of Price Waterhouse LLP. He currently serves as a member
Committee of the Board                   of the Boards of Directors of the Finance Company of Pennsylvania,
                                         Regulus Group, LLC, Vlasic Foods International, Ethics Resource Center
                                         and The Philadelphia Contributionship, as a member of the Boards of Overseers of The Wharton School and The Curtis Institute of Music, and as Chairman of
                                         the Panel on Audit Effectiveness of the accounting professions Public Oversight
                                         Board.


CHARLES A. PARKER, 65 .................. Mr. Parker has been a Director of the Company since September 1997. He
Member of the Executive Committee,       retired in 1995 after 17 years of service at The Continental Corporation,
Organization Committee, Special          including service as Executive Vice President, Chief Investment Officer and
Committee and Investment &               Director. He currently serves as a member of the Boards of Directors of
Finance Committee of the Board           T.C.W. Convertible Fund, Underwriters Re Group and StockJungle.com,
                                         as a member of the Business Advisory Council of the University of Colorado
                                         School of Business and as a Governor of the Burridge Center for Research in
                                         Security Prices (University of Colorado School of Business).


RALPH S. SAUL, 77 ...................... Mr. Saul has been a Director of the Company since June 1995. He
Lead Outside Director; Chairman of       currently serves as a Director of The Brookings Institution, the Committee
the Organization Committee and           for Economic Development, as a member of the Advisory Board of Banc
Special Committee; Member of the         Funds, and as a member of the Panel on Audit Effectiveness of the
Executive Committee and Investment       accounting professions Public Oversight Board. During his career, in
& Finance Committee of the Board         addition to the aforementioned positions, he has served as Director of the
                                         Division of Trading and Markets of the United States Securities and Exchange
                                         Commission, President of the American Stock Exchange, Chief Executive Officer
                                         of INA Corporation, and Co-Chief Executive Officer and Chairman of the
                                         Board of CIGNA Corporation.


WILLIAM J. SCHOEN, 64 .................. Mr. Schoen has been a Director of the Company since September 1996.
Chairman of the Investment &             He is currently the Chairman of the Board and Chief Executive Officer of
Finance Committee; Member of the         Health Management Associates, Inc., positions he has held for more than
Compensation Committee,                  five years. He serves on the Board of Directors of Health Management
Organization Committee and Audit         Associates and many of its subsidiaries.
Committee of the Board


EXECUTIVE OFFICERS

     Set forth below is certain information, as of March 15, 2000, with respect to the Executive Officers of the Company and its subsidiaries who are not Directors of the Company (Louis G. Lower II, President and Chief Executive Officer, is discussed above):

PAUL J. KARDOS, 63 ..................... Mr. Kardos was elected Chairman of the Board in May 1998. He retired as
Chairman of the Board; Chairman of       President and Chief Executive Officer of the Company in January 2000,
the Executive Committee; Member of       positions he held for more than five years. Mr. Kardos will retire
the Organization Committee, Special      from employment with the Company on May 31, 2000.
Committee, and Investment & Finance
Committee of the Board


LARRY K. BECKER, 51 .................... Mr. Becker was named Executive Vice President in February 1992 and
Executive Vice President and Chief       Chief Financial Officer ("CFO") in January 1986. Mr. Becker serves on the
Financial Officer                        Board of Directors of Security Bank in Springfield, Illinois. Mr. Becker has
                                         been with the Company for 29 years. Mr. Becker has announced his intention to retire and the Company has entered into a voluntary seperation agreement with
                                         Mr. Becker as described in the section Agreements with Key Employees.



GEORGE J. ZOCK, 49 ..................... Mr. Zock was named Executive Vice President in September 1997. Mr.
Executive Vice President                 Zock is responsible for insurance operations. He also served as Senior Vice
                                         President from February 1992 to September 1997 and Treasurer from
                                         September 1989 to April 1997. Mr. Zock has been with the Company for 26 years.



ROGER W. FISHER, 47 .................... Mr. Fisher was named Senior Vice President in June 1998 and Senior Vice
Senior Vice President and Controller     President and Controller in January 2000. He previously served as Vice
                                         President and Controller from February 1990 to May 1998. Mr. Fisher has 22 years of experience in the insurance industry, including 10 years of experience in public accounting with Coopers & Lybrand specializing in its insurance industry practice. Mr. Fisher has announced he is resigning from employment with the Company effective April 7, 2000.



ANN M. CAPARROS, 47 .................... Ms. Caparros joined the Company in March 1994 as Vice President,
Vice President, General Counsel and      General Counsel and Corporate Secretary. Ms. Caparros has 22 years of
Corporate Secretary                      experience in the insurance industry.


J. MICHAEL HENDERSON, 58 ............... Mr. Henderson joined the Company in September 1997 as Vice President
Vice President and Treasurer             and Treasurer. From March 1985 through September 1997, Mr. Henderson was associated with Bear Stearns and served as a Managing Director.



SPECIAL ADVISORY BOARD

     The Company maintains a special advisory board composed of leaders of education associations. The Company meets with the special advisory board on a regular basis. The educators and education association leaders serving on the special advisory board receive a fee of $200 plus expenses for each special advisory board meeting attended. The special advisory board met two times in 1999.


BOARD OF DIRECTORS

     There were ten members on the Company's Board of Directors as of March 15, 2000. The Board met ten times during 1999. No Director of the Company attended fewer than 75% of the meetings held during the period of 1999 for which he or she has been a Director, nor did any Director attend fewer than 75% of the meetings of committees to which he or she was appointed held during the period of 1999 for which he or she has been a Director.

     The standing committees of the Board consist of the Executive Committee, Compensation Committee, Organization Committee, Investment & Finance Committee and Audit Committee. Each standing committee has a charter which defines its role and power.

     The Executive Committee exercises certain powers of the Board during intervals between meetings of the Board and, as requested by the Chief Executive Officer, acts as a sounding board for discussing strategic and operating issues between meetings of the Board. The current members of the Committee are Mr. Kardos (Chairman), Mr. Lower, Mr. Morby, Mr. Parker and Mr. Saul. The Executive Committee did not meet during 1999.

     The Compensation Committee reviews, approves and recommends the compensation of Officers and Directors of the Company. The current members of the Committee are Mr. Abbott (Chairman), Dr. Hill, Mr. Kiernan, Mr. Morby and Mr. Schoen. The Compensation Committee met five times during 1999.

     The Organization Committee oversees planning relating to the Senior Management of the Company and Chief Executive Officer succession issues and also recommends nominees to the Board of Directors. The Organization Committee will consider nominees recommended by Shareholders. Nominations may be submitted in writing to Ann M. Caparros, Corporate Secretary. Current members of the Committee are Mr. Saul (Chairman), Mr. Abbott, Dr. Hill, Mr. Kardos, Mr. Lower, Mr. O'Malley, Mr. Parker and Mr. Schoen. The Organization Committee met two times during 1999.

     The Investment & Finance Committee approves investment strategies and monitors the performance of investments made on behalf of the Company and its subsidiaries and oversees issues and decisions relating to the Company's capital structure. Current members of the Committee are Mr. Schoen (Chairman), Mr. Kardos, Mr. Kiernan, Mr. Lower, Mr. Morby, Mr. O'Malley, Mr. Parker and Mr. Saul. The Committee met four times during 1999.

     The Audit Committee oversees the financial reporting and internal operating controls of the Company. It meets with both Management and the Company's independent public accountants. The current members of the Committee are Mr. O'Malley (Chairman), Mr. Abbott, Dr. Hill, Mr. Kiernan, Mr. Morby and Mr. Schoen. The Committee met eight times during 1999.

     In 1999, the Board created a Special Committee to oversee the strategic review process conducted during that year (the "1999 Special Committee"). Its members were Mr. Saul (Chairman), Mr. Abbott, Mr. Kardos and Mr. Parker. The 1999 Special Committee met five times during 1999.

                          SECURITY OWNERSHIP OF CERTAIN

                        BENEFICIAL OWNERS AND MANAGEMENT

     The following tables set forth certain information regarding the Company's Common Stock owned on March 15, 2000 by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, and by each of the Company's Directors, Board Nominees, the Company's CEO and the other four highest compensated Executive Officers (collectively the "Named Executive Officers"), and by all Directors, Board Nominees and Executive Officers of the Company as a group. Except as otherwise indicated, to the Company's knowledge, all shares are beneficially owned and investment and voting power is held solely by the persons named as owners.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


SECURITY OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE OFFICERS

                                                                                        AMOUNT OF
                                                                                        BENEFICIAL   PERCENT
TITLE OF CLASS                            BENEFICIAL OWNER                               OWNERSHIP  OF CLASS
--------------                            ----------------                              ----------   -------
SECURITY OWNERSHIP OF 5% BENEFICIAL OWNERS
Common Stock      Ariel Capital Management, Inc. (1)                                     3,923,880    10%
Common Stock      Merrill Lynch & Co., Inc. (2)                                          2,420,166     6%

SECURITY OWNERSHIP OF DIRECTORS, BOARD NOMINEES AND EXECUTIVE OFFICERS
Common Stock      William W. Abbott (3)                                                     20,667     *
Common Stock      Emita B. Hill (4)                                                         10,546     *
Common Stock      Paul J. Kardos (5)                                                     1,516,956     4%
Common Stock      Donald E. Kiernan (6)                                                      9,107     *
Common Stock      Louis G. Lower II (7)                                                     10,000     *
Common Stock      Jeffrey L. Morby (8)                                                      11,837     *
Common Stock      Shaun F. O'Malley (9)                                                     10,945     *
Common Stock      Charles A. Parker (10)                                                     7,641     *
Common Stock      Ralph S. Saul (11)                                                        26,924     *
Common Stock      William J. Schoen (12)                                                   166,628     *
Common Stock      Larry K. Becker (13)                                                     472,598     1%
Common Stock      George J. Zock (14)                                                      163,124     *
Common Stock      Roger W. Fisher (15)                                                       7,775     *
Common Stock      J. Michael Henderson (16)                                                 18,475     *
Common Stock      All Directors, Board Nominees and Executive
                  Officers as a group (15 persons) (3), (4), (5), (6), (7),
                  (8), (9), (10), (11), (12), (13), (14), (15), (16), (17)               2,471,280     6%

----------

      *   Less than 1%.

     (1) Ariel Capital Management, Inc. has a principal place of business at 307 North Michigan Avenue, Chicago, IL 60601 and is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. All securities reported upon this Schedule are owned by investment advisory clients of Ariel Capital Management, Inc., no one of which to the knowledge of Ariel Capital Management, Inc. owns more than 5% of the class. The foregoing is based on Amendment No. 1 to
          Schedule 13G filed by Ariel Capital Management, Inc. in February 2000.

    (2) Merrill Lynch Asset Management Group ("AMG") of Merrill Lynch & Co., Inc. ("ML&Co.") is comprised of the following legal entities: Merrill Lynch Asset Management, L.P. doing business as Merrill Lynch Asset Management ("MLAM"), QA Advisers, LLC ("QA"), Merrill Lynch Quantitative Advisers, Inc. Hotchkis and Wiley divisions thereof; Fund Asset Management, L.P., doing business as Fund Asset Management ("FAM"); Merrill Lynch Asset Management U.K. Limited ("MLAM UK"); Merrill Lynch (Suisse) Investment Management Limited ("MLS"); Mercury Asset Management International Limited ("MAMI"); Mercury Asset Management Ltd; Mercury Asset Management, Ltd.; Mercury Asset Management (Asia Pacific Limited); Mercury Asset Management Asia Limited; Merrill Lynch Mercury Kapitalanlagegesellschaft MBH; Munich London Investment Management, Ltd.; Merrill Lynch Asset Management (Hong Kong) Limited; Merrill Lynch Mercury Asset Management Japan Limited; Atlas Asset Management, Inc.; Merrill Lynch Investment Management Canada, Inc.; DSP Merrill Lynch Asset Management (India) Limited; PT Merrill Lynch Indonesia; Merrill Lynch Phatra Securities Co., Ltd.; Merrill Lynch Global Asset Management, Limited; Mercury Asset Management Channel Islands, Limited; Mercury Asset Management International Channel Islands Limited ("MAMCI"); Grosvenor Venture Managers, Limited; and Mercury Fund Managers, Limited. Each of MLAM, FAM, MLAM UK, MAMCI, QA, MLS, and MAMI is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, which acts as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Each other firm constituting part of AMG is an investment adviser operating under the laws of a jurisdiction other than the United States. The investment advisers that comprise AMG exercise voting and investment powers over portfolio securities independently from other direct and indirect subsidiaries of ML&Co. The foregoing is based on Amendment No. 3 to Schedule 13G filed by ML&Co. (on behalf of AMG) in February 2000.

    (3) Includes 9,188.614 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan, and 1,778 shares which are owned by a trust as to which Mr. Abbott is a trustee.

    (4) Includes 7,945.688 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan.

    (5) Includes options to purchase 47,700 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 32,700 shares granted pursuant to the Option Plan, 13,125 of which will vest on April 28, 2000, 6,975 of which will vest on February 23, 2001, 5,625 of which will vest on April 28, 2001 and 6,975 of which will vest on February 23, 2002. Also includes 1,449,592 shares owned by a trust as to which Mr. Kardos is a trustee. Also includes 13,324 shares owned by Mr. Kardos' children and 6,340 shares owned by trusts as to which Mr. Kardos' children are trustees; with regard to these shares as to which Mr. Kardos' children are beneficial owners, Mr. Kardos shares voting and dispositive power with his children.

    (6) Includes 4,707.339 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan.

    (7) Does not include options to purchase 750,000 shares granted pursuant to the Option Plan, 150,000 of which will vest on January 1, 2001, 150,000 of which will vest on January 1, 2002, 150,000 of which will vest on January 1, 2003, 150,000 of which will vest on January 1, 2004 and 150,000 of which will vest on January 1, 2005.

    (8) Includes 9,237.000 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan.

    (9) Includes 7,945.366 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan.

   (10) Includes 5,040.740 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan.

   (11) Includes 18,323.602 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan and 4,000 shares which are owned by a trust as to which Mr. Saul is a trustee.

   (12) Includes 9,828.328 Common Stock Equivalent Units pursuant to the Director Stock Plan. Also includes options to purchase 2,600 shares of Common Stock which are currently exercisable pursuant to the Option Plan and 154,200 shares which are owned by trusts as to which Mr. Schoen is a trustee.

   (13) Includes options to purchase 170,000 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 12,500 shares granted pursuant to the Option Plan, 5,625 of which will vest on April 28, 2000, 2,500 of which will vest on February 23, 2001, 1,875 of which will vest on April 28, 2001 and 2,500 of which will vest on February 23, 2002. Also includes 291,398 shares owned by trusts as to which Mr. Becker is a trustee.

   (14) Includes options to purchase 23,850 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 16,350 shares granted pursuant to the Option Plan, 7,500 of which will vest on April 28, 2000, 2,550 of which will vest on February 23, 2001, 3,750 of which will vest on April 28, 2001 and 2,550 of which will vest on February 23, 2002. Also includes 200 shares owned by Mr. Zock's child under the Uniform Gift to Minors Act for which Mr. Zock is the custodian and 67,538 shares held by his wife, as to which Mr. Zock shares voting and dispositive power.

   (15) Consists entirely of options to purchase 7,775 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 5,275 shares granted pursuant to the Option Plan, 2,000 of which will vest on April 28, 2000, 1,262.5 of which will vest on February 23, 2001, 750 of which will vest on April 28, 2001 and 1,262.5 of which will vest on February 23, 2002.

   (16) Consists entirely of options to purchase 18,475 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 8,475 shares granted pursuant to the Option Plan, 250 of which will vest on April 28, 2000, 5,000 of which will vest on September 10, 2000, 1,487.5 of which will vest on February 23, 2001, 250 of which will vest on April 28, 2001 and 1,487.5 of which will vest on February 23, 2002.

   (17) Includes options for the group of Directors and Executive Officers to purchase 306,400 shares of Common Stock which are currently exercisable pursuant to the Option Plan. Does not include options to purchase 830,100 shares which vest in the future. The grant dates and vesting schedules vary; however, each award expires 10 years from the date of grant. Also includes 72,216.677 Common Stock Equivalent Units pursuant to the Director Stock Plan and 244.751 Common Stock Equivalent Units pursuant to the Deferred Compensation Plan.



SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company has established procedures by which Executive Officers and Directors provide relevant information regarding transactions in Company stock to a Company representative and the Company prepares and files the required ownership reports. Based on a review of those reports and other written representations, the Company believes that, with the following exception, there was full compliance with the reporting requirements under Section 16(a). In 1999, Mr. Becker gifted shares to charities which was reported but not on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth all reportable compensation awarded to, earned by or paid to the Company's former Chief Executive Officer, new Chief Executive Officer and four most highly compensated Executive Officers for services rendered in the capacities described above.

                                                                  ANNUAL             LONG TERM
                                                               COMPENSATION        COMPENSATION
                                                            ------------------  ------------------
                                                                                 AWARDS   PAYOUTS
                                                                                -------- --------
                                                                                           LTIP       ALL OTHER
                                                            SALARY      BONUS    OPTIONS  PAYOUTS   COMPENSATION
            NAME AND PRINCIPAL POSITION              YEAR     ($)      ($)(3)    (#)(4)   ($)(5)       ($)(6)
             -------------------------               ----   ------     ------   -------- --------   ------------
Louis G. Lower II ............................ (1)   1999          0         0   250,000         0          0
     President & Chief Executive
     Officer

Paul J. Kardos ....................................  1999    410,004   400,000         0   192,694     17,134(7)
     Chairman of the Board, President                1998    410,004   400,000    50,400   383,887     17,134(7)
     & Chief Executive Officer                       1997    414,169   400,000    30,000   677,484     16,998(7)

Larry K. Becker ...................................  1999    234,596         0         0    91,880     16,246(8)
     Executive Vice President &                      1998    220,008    31,714    17,500   171,661     16,246(8)
     Chief Financial Officer                         1997    206,672   153,041    15,000   284,587     16,154(8)

George J. Zock ....................................  1999    239,588         0         0    93,835     16,510(9)
     Executive Vice President--                      1998    225,000    69,863    25,200   175,556     16,510(9)
     Insurance Operations                            1997    181,836   122,303    15,000   250,388     16,377(9)

Roger W. Fisher ...................................  1999    154,008         0         0    30,159     14,750(10)
     Senior Vice President                           1998    148,173    44,391     8,050    57,806     14,750(10)
     & Controller                                    1997    133,339    65,171     5,000    64,263     14,607(10)

J. Michael Henderson ......................... (2)   1999    161,250         0         0    31,577     12,862(11)
     Vice President & Treasurer                      1998    150,000    57,186     6,950    58,519     11,089(11)
                                                     1997     49,423    19,127    20,000    17,014      4,041(11)

----------

    (1)  Mr. Lower was hired effective February 1, 2000.

    (2)  Mr. Henderson was hired effective September 2, 1997.

    (3) The Annual Compensation Bonus amounts are paid pursuant to the Horace Mann Educators Corporation Short Term Incentive Plan.

    (4) The Options are awarded pursuant to the Horace Mann Educators Corporation 1991 Stock Incentive Plan. The number of options shown for 1998, reflects an award made in 1998 and an award made in 1999 based on 1998 performance as discussed in the Report on Executive Compensation of the Compensation Committee of the Board of Directors in the Proxy Statement for the 1999 Annual Shareholders meeting.

    (5) The Long Term Compensation Payout amounts are paid pursuant to the Horace Mann Educators Corporation Long Term Incentive Plan. The Long Term Incentive Plan numbers shown for 1997 reflect two separate Long Term Incentive Plan payments reportable in that year.

    (6) Includes Company contributions to the Horace Mann Supplemental Retirement and Savings ("401(k)") Plan and to the Horace Mann Money Purchase Pension ("MPP") Plan (both defined contribution plans) and Company contributions attributable to group term life insurance premiums.

    (7) For Mr. Kardos, $4,800 was contributed to the 401(k) Plan in 1999, $4,800 in 1998 and $4,750 in 1997. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Kardos in 1999, $11,200 in 1998 and $11,200 in 1997. In 1999, $1,134 was attributed to group term life insurance premiums, $1,134 in 1998 and $1,048 in 1997.

    (8) For Mr. Becker, $4,800 was contributed to the 401(k) Plan in 1999, $4,800 in 1998 and $4,750 in 1997. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Becker in 1999, $11,200 in 1998 and $11,200 in 1997. In 1999, $246 was attributed to group term life insurance premiums, $246 in 1998 and $204 in 1997.

    (9) For Mr. Zock, $4,800 was contributed to the 401(k) Plan in 1999, $4,800 in 1998 and $4,750 in 1997. In addition, $11,200 was contributed to the MPP Plan on behalf of Mr. Zock in 1999, $11,200 in 1998 and $11,200 in 1997. In 1999, $510 was attributed to group term life insurance premiums, $510 in 1998 and $427 in 1997.

   (10) For Mr. Fisher, $4,800 was contributed to the 401(k) Plan in 1999, $4,800 in 1998 and $4,750 in 1997. In addition, $9,600 was contributed to the MPP Plan on behalf of Mr. Fisher in 1999, $9,600 in 1998 and $9,600 in 1997. In 1999, $350 was attributed to group term life insurance premiums, $350 in 1998 and $257 in 1997.

   (11) For Mr. Henderson, $4,800 was contributed to the 401(k) Plan in 1999, $3,027 in 1998 and $1,009 in 1997. In addition, $8,000 was contributed to the MPP Plan on behalf of Mr. Henderson in 1999, $8,000 in 1998 and $3,012 in 1997. In 1999, $62 was attributed to group term life premiums, $62 in 1998 and $20 in 1997.


OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                          GRANT
                                                                                                          DATE
                               INDIVIDUAL GRANTS                                                          VALUE
------------------------------------------------------------------------------------------------------- --------
                                                                       OPTIONS
                                                                       GRANTED
                                                                         TO                               GRANT
                                                                      EMPLOYEES  EXERCISE                 DATE
                                                         OPTIONS      IN FISCAL   OR BASE                PRESENT
                                                         GRANTED     YEAR % OF     PRICE   EXPIRATION     VALUE
NAME                                                       (#)          TOTAL     ($/SH)      DATE       ($)(2)
-----                                                  ----------    ----------   ------    ---------  ---------
Louis G. Lower II ..................................... 250,000(1)      51.6%      19.53    12/31/09   2,646,010

----------

    (1) The options vest in five equal annual installments beginning on January 1, 2001. Mr. Lower was awarded an additional 500,000 options at the time of his hire, as discussed in the section Agreements with Key Employees.

    (2) The awards to Mr. Lower were made pursuant to his employment agreement as described in the section Agreements with Key Employees. The Bloomberg standard option valuation model for American options was used to calculate the present value of the option on the grant date. The valuation assumed an expected volatility rate of 65%, a risk-free rate of return of 6.6%, a dividend yield of 2.1% and a delay in exercise based on vesting. There were no adjustments made for non-transferability or risk of forfeiture.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

                                                                NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                                               UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS AT
                                                                OPTIONS AT FY-END (#)            FY-END ($)
NAME                                                          EXERCISABLE/UNEXERCISABLE  EXERCISABLE/UNEXERCISABLE
------                                                         ----------------------    -------------------------
Louis G. Lower II ............................................        0  /   250,000             0 /    23,750
Paul J. Kardos ...............................................  540,725  /    39,675     5,312,500 /         0
Larry K. Becker ..............................................  167,500  /    15,000     1,593,750 /         0
George J. Zock ...............................................   21,300  /    18,900             0 /         0
Roger W. Fisher ..............................................    6,513  /     6,537             0 /         0
J. Michael Henderson .........................................   16,988  /     9,963             0 /         0


LONG TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                                       ESTIMATED FUTURE PAYOUTS
                                                                                      UNDER NON-STOCK PRICE-BASED
                                                                                               PLANS(1)
                                                                                     -----------------------------
                                                          PERFORMANCE OR OTHER        THRESHOLD  TARGET   MAXIMUM
NAME                                                PERIOD UNTIL MATURATION OR PAYOUT    (%)       (%)      (%)
-----                                               ---------------------------------  ---------  ------  --------
Louis G. Lower II ............................................. 1999-2002(2)           15.00     60.00   120.00
                                                                2000-2003              15.00     60.00   120.00
Paul J. Kardos ................................................ 1997-2000              15.00     60.00   120.00
Larry K. Becker ............................................... 1997-2000              12.50     50.00   100.00
                                                                1998-2001              12.50     50.00   100.00
                                                                1999-2002              12.50     50.00   100.00
                                                                2000-2003              12.50     50.00   100.00
George J. Zock ................................................ 1997-2000              12.50     50.00   100.00
                                                                1998-2001              12.50     50.00   100.00
                                                                1999-2002              12.50     50.00   100.00
                                                                2000-2003              12.50     50.00   100.00
Roger W. Fisher ............................................... 1997-2000               6.25     25.00    50.00
                                                                1998-2001               6.25     25.00    50.00
                                                                1999-2002               6.25     25.00    50.00
                                                                2000-2003               6.25     25.00    50.00
J. Michael Henderson .......................................... 1997-2000               6.25     25.00    50.00
                                                                1998-2001               6.25     25.00    50.00
                                                                1999-2002               6.25     25.00    50.00
                                                                2000-2003               6.25     25.00    50.00

----------

    (1) The Threshold, Target and Maximum numbers are the percentage of the individual's base salary at the final date of the applicable performance period.

    (2) For Mr. Lower, the Long Term Incentive Plan amount payable in 2001 is guaranteed as described in the section Agreements with Key Employees.

PENSION AND EXCESS PENSION PLANS

     The following pension table illustrates the total benefits available without considering social security offsets.

                            YEARS OF COVERED SERVICE
   COVERED REMUNERATION ($)         15              20              25              30              35
   -------------------------     -------         -------         -------         -------         -------
           125,000                37,500          50,000          62,500          75,000          75,000
           150,000                45,000          60,000          75,000          90,000          90,000
           175,000                52,500          70,000          87,500         105,000         105,000
           200,000                60,000          80,000         100,000         120,000         120,000
           225,000                67,500          90,000         112,500         135,000         135,000
           250,000                75,000         100,000         125,000         150,000         150,000
           300,000                90,000         120,000         150,000         180,000         180,000
           400,000               120,000         160,000         200,000         240,000         240,000
           450,000               135,000         180,000         225,000         270,000         270,000
           500,000               150,000         200,000         250,000         300,000         300,000
           600,000               180,000         240,000         300,000         360,000         360,000
           700,000               210,000         280,000         350,000         420,000         420,000
           800,000               240,000         320,000         400,000         480,000         480,000
           900,000               270,000         360,000         450,000         540,000         540,000
         1,000,000               300,000         400,000         500,000         600,000         600,000

----------

    (1) Represents the maximum combined benefits payable from all qualified and nonqualified pension plans based on the pre-August 29, 1989 formula, as defined below, without regard to social security offsets.

    (2) As of December 31, 1999, Mr. Lower has 0 years of credited service; Mr. Kardos has 30 years; Mr. Becker has 24 years; Mr. Zock has 24 years; Mr. Fisher has nine years; and Mr. Henderson has two years.

     Compensation for purposes of the defined benefit plan includes only compensation earned while participating in the defined benefit plan. In general, eligible compensation for Executive Officers includes base salaries and cash bonuses. Although compensation voluntarily deferred by an employee is not considered as eligible earnings for pension purposes, there is a special exception for employees who participate in the Company's defined contribution (401(k)) plan. The employee's tax-deferred contributions to that plan are eligible earnings under the defined benefit plan. In addition, any amount selected pursuant to Section 125 of the Internal Revenue Code is also considered eligible earnings under the defined benefit plan.

      For participants hired prior to August 29, 1989, annual benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 2% times years of credited service minus 50% of the social security income benefit earned while an employee. For participants hired after August 29, 1989, benefits would be determined by multiplying an average of the 36 highest consecutive months of earnings by 1.6% times years of credited service. Under the terms of the Plan, a maximum of 30 years is eligible for credited service.

DIRECTOR COMPENSATION

     A Director, other than an Officer of the Company, receives an annual retainer of $25,000 and a fee of $1,000 plus expenses for attendance (whether in person or by telephone) at each Board and Board Committee meeting. The Chairman of each Committee receives an additional annual retainer of $2,500 for serving in such capacity. The Lead Outside Director receives an annual retainer of $25,000 in addition to the other fees described above. Directors have the option to take all or part of such fees in the form of Common Stock of the Company, on a deferred compensation basis, with a 25% matching addition to the sums listed above made by the Company pursuant to the Director Stock Plan. In September 1999, the Board of Directors approved the payment in cash of a one time fee to Mr. Saul, Mr. Abbott and Mr. Parker in the amount of $50,000, $30,000 and $30,000, respectively, for their service on the 1999 Special

Committee; no additional meeting fees were paid in connection with that service. In addition to the foregoing compensation, in May 1999 each Director was granted 1,500 stock options at market price pursuant to the Horace Mann Educators Corporation 1991 Stock Incentive Plan.

AGREEMENTS WITH KEY EMPLOYEES

     Effective February 1, 2000, the Company entered into an employment agreement with Mr. Lower employing him as the Company's President and Chief Executive Officer. That agreement is an exhibit to the Company's Annual Report on Form 10-K for 1999. The term of that agreement expires on December 31, 2000 but is subject to an annual evergreen renewal which extends the agreement an additional year on each September 1, so long as neither Mr. Lower or the Company has, prior to September 1, notified the other that the agreement will not so extend. The agreement provides for an annual salary of $500,004 and for Mr. Lower to participate in the Company's short and long term bonus plans, with minimum guaranteed bonuses under each of those plans for payments in 2001 ($400,000 and $300,000, respectively). Mr. Lower received a stock grant of 10,000 shares of Common Stock and options to purchase 750,000 shares of Common Stock, vesting 150,000 on January 1, 2001 and each successive January 1 through January 1, 2005 so long as he is employed by the Company on each such date. The Company also agreed to pay the following retirement benefits to Mr. Lower:

     LAST DATE OF EMPLOYMENT                              ANNUAL BENEFIT
     ----------------------                                -------------
     On or prior to December 31, 2000                      $         0
     January 1, 2001 to December 31, 2001                  $    45,000
     January 1, 2002 to December 31, 2002                  $    90,000
     January 1, 2003 to December 31, 2003                  $   135,000
     January 1, 2004 or later                              $   180,000

     The agreement contains provisions regarding reimbursement of Mr. Lower's costs of moving to Springfield, Illinois, including under certain circumstances covering any loss on sale of the house he has purchased in Springfield and provisions relating to Mr. Lower's death, disability or other termination of his employment. In addition, the agreement provides that if there is a Change of Control, as defined therein, and Mr. Lower's employment is within three years thereof actually or constructively terminated, Mr. Lower will be paid a lump-sum cash amount equal to the sum of (i) three times the greater of his highest annual cash compensation from the Company or $1,200,000 and (ii) the actuarially determined present value of Mr. Lower's retirement benefits calculated as if he had been employed by the Company until the date which is three years after the Change in Control. Mr. Lower's other benefits are also continued for three years and there is an excise tax gross-up provision.

     Effective February 1, 2000, the Company also amended its existing employment agreement with Mr. Kardos, providing for his retirement from the Company on May 31, 2000. That agreement is also an exhibit to the Company's Annual Report on Form 10-K for 1999. The amendment provides for Mr. Kardos to receive 5/12 of the short and long term bonuses he would have received for calendar year 2000 (less the $400,000 guaranteed short term bonus for that period) and for him to receive a lump sum payment on May 31, 2000 of $1,111,666.


     Effective March 21, 2000, the Company has entered into an agreement with Mr. Becker regarding his voluntary separation of employment with the Company on June 22, 2000. That agreement is also an exhibit to the Company's Annual Report on Form 10-K for 1999. The Company has agreed to allow any unvested options granted prior to June 22, 2000 to vest on June 22, 2001 and to permit Mr. Becker to exercise his vested options until the earlier of the expiration of such options or June 22, 2002 in exchange for Mr. Becker's agreement to certain restrictive and confidentiality provisions.


     In addition, the Company has entered into agreements with certain key employees, including each of Mr. Kardos, Mr. Becker, Mr. Zock, Mr. Fisher and Mr. Henderson, which provide that if, within three years after a change in control of the Company, the employee is terminated from employment by the Company, whether actually or constructively, for any reason other than cause, the employee will receive (i) a one-time cash payment, (ii) continued insurance coverage for a specified period, (iii) the present value of such employee's accrued benefits as of the date of termination under the Company's non-qualified supplemental pension plan(s) (which amount will be offset against any amount payable under such plan) and (iv) a payment sufficient to negate the effect on such employee of excise taxes attributable to the benefits received by the employee under the agreement. For Mr. Kardos, Mr. Becker and Mr. Zock, the one-time cash payment would be equal to 2.9 times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years, and the specified period during which such employee's insurance benefits would continue is two years, 11 months. For Mr. Fisher and Mr. Henderson, the one-time cash payment would be equal to two times the highest annual cash compensation (salary and bonus) received by the employee in the five preceding years, and the specified period during which such employee's insurance benefits would continue is two years.

     In addition, the Company has entered into agreements with certain key employees, including each of Mr. Kardos, Mr. Becker, Mr. Zock and Mr. Fisher, which provide that upon a change in control of the Company, the foregoing Named Executive Officers will be entitled to receive an amount equal to his 1993 salary plus bonus for his continuation of employment. Such agreements are subject to an evergreen annual renewal effective December 31. If a change in control occurs during the term of the agreement and provided that the employee's employment is not terminated either by the employee's election or by the Company for cause prior to the 60 days following the change in control, the employee shall be entitled to receive one half of the amount on the date of the change in control and the remainder 60 days later. If the employee is terminated by the Company without cause, any payments pursuant to the agreement will become immediately due and owing by the Company.

REPORT ON EXECUTIVE COMPENSATION OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The Compensation Committee of the Board of Directors (the "Compensation Committee") reviews compensation of the Company's Named Executive Officers and recommends actions to the Board regarding the cash compensation (base salary and cash bonuses) to be paid to the Chief Executive Officer ("CEO") and the other Named Executive Officers of the Company. In addition, the Compensation Committee grants stock, stock options, stock appreciation rights and restricted stock awards to employees of the Company. Currently, the components of compensation for the CEO and each Named Executive Officer are base salary, short term incentive compensation, long term incentive compensation, stock and stock options. Each of these components is discussed in more detail below.


BASE SALARY

     In determining the base salaries for the Named Executive Officers of the Company, the primary information considered by the Compensation Committee is data regarding salaries paid to Executives in similar positions at other insurance companies. The Compensation Committee has obtained such data from the Life Office Management Association ("LOMA") Executive Compensation Survey and the National Association of Independent Insurers ("NAII") Executive Compensation Survey, specifically: (i) the LOMA Executive Compensation Survey for U.S. Companies, which for 1999 included data on 91 insurance companies, (ii) the LOMA Executive Compensation Survey for U.S. Companies with Assets of Between $1.5 Billion and $5 Billion, which for 1999 included data on 24 insurance companies and (iii) the NAII Executive Compensation Survey for participating insurance companies which for 1999 included data on 27 insurance companies (collectively referred to as the "compensation surveys"). The compensation surveys are used without regard to an analysis of the performance of the individual companies included in each survey.

     The Compensation Committee strives to set salaries for the Company's Named Executive Officers at average or slightly below average levels for like Executives as indicated in the compensation surveys, while attempting to have total compensation be at or above such average levels.

     The Compensation Committee considers two additional factors in setting salaries. Those factors are the possible need for an adjustment to reflect a change in the position or responsibilities of the Executive and/or to encourage the Executive to join the Company and the length of the Executive's industry experience. Either one of these factors could result in a base salary above the point determined by reference to the salaries of Executives in similar positions as indicated in the compensation surveys.

     When the Compensation Committee reviews the base salary of Named Executive Officers, which is done an average of 12 to 24 months after a prior increase, it makes adjustments to base salary on the basis of its subjective evaluation of five items. The first four items, all considered in roughly equal weight are:
(i) the officer's performance regarding
planning, organizing and performing assigned tasks; (ii) the officer's performance concerning managing costs; (iii) the officer's performance concerning managing personnel who report to the officer; and (iv) the officer's performance in encouraging an ethical work environment, providing exemplary customer service and providing a work environment in which employees experience fair treatment and have an equal opportunity for advancement. The fifth item is a review of the compensation surveys to compare the CEO or Named Executive Officer's salary to the average salaries for similar positions as reported in the compensation surveys. If the CEO or Named Executive Officer is below the average survey salaries, a larger salary increase may occur. If the CEO or Named Executive Officer is above the average survey salaries, the Officer may not receive as much of an increase as the individual would have received as a result of the analysis of only the first four items or the increase in base salary may be delayed. The fifth item is considered only if the Compensation Committee determines that a base salary increase is warranted after analyzing the first four items.

     The Compensation Committee noted that as discussed in the section Agreements with Key Employees, the Company entered into an employment agreement with the former CEO in October 1998 which fixed his salary for the three year term of that agreement. In 1999, the Compensation Committee did review the base salaries of three Named Executive Officers other than the CEO. Effective February 1, 2000, the Company entered into an employment agreement with the new CEO which fixed his salary as described in the section Agreements with Key Employees.


HORACE MANN EDUCATORS CORPORATION SHORT TERM INCENTIVE PLAN

     The Company's Short Term Incentive Plan ("STIP") is designed to reward all officers (the "Officers") of the Company for achieving corporate and operating unit short term performance objectives. The STIP is intended to provide an incentive for superior work and to motivate Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its Shareholders and to enable the Company to attract and retain highly qualified employees. The STIP is also intended to secure the full deductibility of annual incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement. All compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

     The STIP provides that awards to Named Executive Officers are to be tied to performance goals based upon one or more of the following business criteria, either applied to the Company as a whole or individual operating units, any of which may be measured either in absolute terms or as compared to goals set by the Compensation Committee or the performance of other companies: financial ratings, return on equity, earnings, earnings growth, earnings per share, growth in earnings per share, operating earnings, growth in operating earnings, operating earnings per share, growth in operating earnings per share, insurance premiums, growth in insurance premiums, total return to Shareholders (stock price appreciation plus dividends), combined ratio, expense ratio, number of agents and growth in number of agents. In addition, to the extent consistent with deductibility of STIP payments under Section 162(m) of the Code, performance goals may be based upon individual attainment of personal objectives set by the Chief Executive Officer or the Compensation Committee. Measurement of the Company's or an Officer's performance against the performance goals established by the Committee shall be objectively determinable, as defined in the STIP. The STIP also provides that the effects of extraordinary events during a performance period which have a material impact on the relevant performance measures may be eliminated from the calculation of such performance at the discretion of the Compensation Committee.

     The Compensation Committee previously determined the basis on which Named Executive Officers would be eligible to receive compensation under the STIP with regard to the performance period of January 1, 1999 through December 31, 1999 by establishing performance goals and an objective method for computing the amount of STIP payments to the Named Executive Officers if those goals were attained. The Committee determined that no STIP awards with regard to 1999 would be paid unless the Company's operating earnings per share for 1999 were equal to or greater than 90% of the Corporation's budgeted operating earnings per share for 1999. The Committee also determined that the corporate portion of each award would be determined on the basis of two performance goals: operating earnings per share (75% weighting) and statutory premiums (25% weighting) each as compared with budget.

     With regard to 1999, the Compensation Committee concluded that no STIP awards for the Named Executive Officers, except the former CEO, were payable under the STIP.

     The former CEO's STIP award is contractually guaranteed to be at least $400,000 as described in the above section Agreements with Key Employees.

HORACE MANN EDUCATORS CORPORATION LONG TERM INCENTIVE PLAN

     The Company's Long Term Incentive Plan ("LTIP") is designed to reward certain officers of the Company for achieving corporate and operating division long term performance objectives. The LTIP is intended to motivate participating Officers toward even higher achievement and business results, to tie their goals and interests to those of the Company and its Shareholders and to enable the Company to attract and retain highly qualified executive employees. The LTIP is also intended to secure the full deductibility of incentive compensation payable to the Company's Named Executive Officers whose compensation is required to be reported in the Company's proxy statement. All compensation payable hereunder to such persons is intended to qualify as "performance-based compensation" as described in Section 162(m)(4)(C) of the Code.

     The Compensation Committee previously determined that certain officers, including all of the Named Executive Officers, are eligible to receive compensation under the LTIP.

     The Compensation Committee previously set the following performance goals, to be weighted equally: average annual return on equity for 1996, 1997, 1998 and 1999 compared to a goal of a 15% return on equity and total shareholder return from December 31, 1996 to December 31, 1999 as compared with the S&P Insurance Composite Return for the period.

     The average annual return on equity for 1996, 1997, 1998 and 1999 was 16.7%. The total shareholder return from December 31, 1996 to December 31, 1999 was 0.3% as compared with the S&P Insurance Composite Return for the period which was 16.1%.

     The awards for the Named Executive Officers, including the former CEO, under the LTIP for the 1996-1999 performance period were calculated on the basis of the foregoing performance goals.


HORACE MANN EDUCATORS CORPORATION DEFERRED COMPENSATION PLAN

     Effective December 1, 1997, the Company established the Horace Mann Educators Corporation Deferred Compensation Plan (the "Deferred Compensation Plan" or "DCP") whereby employees of the Company who are eligible for the LTIP described above may defer receipt of all or a part of their STIP bonus compensation and/or their LTIP bonus compensation on a pretax basis to common stock equivalent units. The DCP is an unfunded plan and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of highly compensated management employees. More particularly, the purposes of the DCP are to align the interests of certain employees more closely with the interests of other Shareholders of the Company, to encourage the highest level of certain employee performance by providing those employees with a direct interest in the Company's attainment of its financial goals and to help attract and retain certain qualified employees.

     To the extent an investment or distribution of cash or Common Stock may be made under the DCP, the DCP is intended to qualify for the exemption from short swing profits liability under Section 16(b) of the Exchange Act, provided by Rule 16b-3 of the Securities and Exchange Commission as now in effect or hereafter amended.


HORACE MANN EDUCATORS CORPORATION 1991 STOCK INCENTIVE PLAN

     In order to attract, retain and motivate employees, the Company maintains the Horace Mann Educators Corporation 1991 Stock Incentive Plan (the `'Option Plan"). Under the Option Plan, Executive Officers, potential employees, other employees and certain Directors are eligible to receive stock options, stock appreciation rights and stock awards.

     The Option Plan is administered by the Compensation Committee which is comprised of independent Directors. Subject to the provisions of the Option Plan, the Compensation Committee determines the type of awards, when and to whom awards will be granted, the vesting period of the awards and the number of shares covered by each award.

     Stock option awards are granted at the prevailing market value of the Company's Common Stock and are exercisable for a period of up to 10 years from the date of grant. Because awards are granted at market value, any realization of compensation by employees is tied to subsequent increases in the market price of the Company's Common Stock. The Compensation Committee believes that this causes an Executive Officer's financial interest with regard to such incentive compensation to parallel the financial interests of the Shareholders.

     The Compensation Committee previously determined that no stock options would be granted in 2000 to the Executive Officers (based on performance in 1999) unless certain thresholds were met: (i) the Company's operating earnings per share for 1999 were not less than 90% of the Company's budgeted operating earnings per share for 1999 and (ii) the individual Officer performed successfully during 1999 and is performing successfully at the time the award is granted. Provided the thresholds are met, a percent of the individual's salary will be calculated pursuant to a formula using the Black-Sholes methodology. The Committee established 0% - 120% as the range used to calculate the former CEO's stock award and also specified the ranges used to calculate stock option awards to the other Named Executive Officers.

     With regard to 1999 performance, the Compensation Committee concluded that no stock options would be granted to the Executive Officers in 2000 based on performance in 1999. The Compensation Committee made awards of stock and stock options to the new CEO pursuant to his employment agreement as described in the section Agreements with Key Employees.


     NOTE: The Report on Executive Compensation of the Compensation Committee and the Stock Price Performance Graph on pages 15, 19 and 20 shall not be deemed to be incorporated by reference, in whole or in part, by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended.



COMPENSATION COMMITTEE
WILLIAM W. ABBOTT, Chairman
EMITA B. HILL, DONALD E. KIERNAN, JEFFREY L. MORBY and WILLIAM J. SCHOEN,
Members

STOCK PRICE PERFORMANCE GRAPH

     The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Index and the S&P Insurance Composite Index. The graph assumes $100 invested on December 31, 1994 in Horace Mann Educators Corporation, S&P 500 Index and S&P Insurance Composite Index.

LINE CHART:
            HORACE MANN EDUCATORS CORPORATION STOCK PRICE PERFORMANCE


                 HMEC              S&P Insurance Composite         S&P 500
12/94            $100              $100                            $100
12/95            $149              $142                            $137
12/96            $195              $175                            $168
12/97            $278              $256                            $224
12/98            $282              $264                            $287
12/99            $197              $274                            $347

     The graph below compares cumulative total return* of Horace Mann Educators Corporation, the S&P 500 Index and the S&P Insurance Composite Index. The graph assumes $100 invested on November 18, 1991 (the date of the Company's initial public offering of its Common Stock) in Horace Mann Educators Corporation, S&P 500 Index and S&P Insurance Composite Index.



LINE CHART:

                    HMEC          S&P Insurance Composite         S&P 500
Nov-91              100           100                             100
Dec-91              124           113                             109
Dec-92              160           133                             117
Dec-93              141           141                             129
Dec-94              122           141                             130
Dec-95              181           201                             179
Dec-96              238           252                             220
Dec-97              338           368                             294
Dec-98              343           381                             378
Dec-99              240           394                             457




----------

* The S&P 500 Index, as published by Standard & Poor's ("S&P"), assumes daily reinvestment of dividends in calculating total return. The S&P Insurance Index assumes monthly dividend reinvestment. Horace Mann Educators Corporation assumes reinvestment of dividends when paid.

                                 PROPOSAL NO. 2

             AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation contains a retirement policy with regard to the Company's Board of Directors, prohibiting directors from standing for re-election to the Board if they are 72 years of age or older. Historically, certain limited exceptions to that policy were included in the original policy and were approved by the Shareholders. The Board believes that circumstances justifying an additional limited exception to that policy exist and are therefore requesting that the Shareholders approve an Amendment to the Certificate of Incorporation permitting Ralph S. Saul to stand for re-election to the Board at the Annual Meeting so as to serve on the Board for one additional year. The text of the proposed amendment is attached hereto as Exhibit A.

     Upon Mr. Kardos' retirement from the Board at the Annual Meeting, Mr. Saul will be the director with the longest tenure of service with the Company. Mr. Saul has previously served as Chairman of the Board and Lead Outside Director since Mr. Kardos became Chairman. The Board's intention, if the Board Amendment is passed and Mr. Saul is re-elected to the Board, is to elect Mr. Saul as the Chairman of the Board at the organizational meeting of the Board following the Annual Meeting. The Board unanimously feels that with the change in leadership of the Company effected this year, it is in the interests of the Shareholders for Mr. Saul to continue with the Board in a leadership role, notwithstanding his age, and for the Board to retain Mr. Saul's experience and knowledge, both of the insurance industry in general and with the Company in particular. Mr. Saul, who remains extremely active in corporate and regulatory matters, has consented to do so, but only for one additional year.

     Therefore, the Board urges Shareholders to approve the Board Amendment. Proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the Board Amendment.

                                 PROPOSAL NO. 3

              AMENDMENT TO THE COMPANY'S 1991 STOCK INCENTIVE PLAN

     The Board of Directors has unanimously approved, and recommends to the Shareholders, the addition of 2,000,000 shares of Common Stock to the authorized shares available for awards under the 1991 Stock Incentive Plan.

     When the Plan was created in 1991, it contained an original authorization of up to 2,000,000 shares of Common Stock. Other than the stock split in December 1997, there has been no change in that number since creation of the Plan. As of March 15, 2000, 3,782,138 shares of Common Stock have been used under the Plan, leaving only 217,862 shares, and are therefore not available for additional grants. The Board continues to believe that grants under the 1991 Stock Incentive Plan constitute an excellent tool to motivate employees of the Company and to align their interests with those of the Shareholders, as is discussed in more detail in the Report on Executive Compensation of the Compensation Committee of the Board of Directors, contained herein. The reason for the requested increase is to make shares available for future grants under the Plan. The increase in the number of shares is believed by the Board to be a reasonable number to provide flexibility to the Board to make such grants for a number of years to come.

     Therefore, the Board of Directors urges Shareholders to approve the Option Plan Amendment. Proxies solicited by and on behalf of the Board of Directors will be voted "FOR" the Option Plan Amendment.

                                 PROPOSAL NO. 4

                 RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The independent public accountants selected by the Board for the Company's fiscal year ending December 31, 2000 are KPMG LLP. KPMG LLP served in that capacity for the fiscal year ended December 31, 1999. A representative of that firm is expected to be present at the Annual Meeting of the Company. The representative will be given an opportunity to make a statement to the Shareholders and he or she is expected to be available to respond to appropriate questions from Shareholders of the Company.

                                  OTHER MATTERS

COPIES OF ANNUAL REPORT ON FORM 10-K

     The Company will furnish, without charge, a copy of its most recent Annual Report on Form 10-K to the Securities and Exchange Commission to each person solicited hereunder who mails a written request to the Investor Relations Department, Horace Mann Educators Corporation, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001. The Company also will furnish, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to the Annual Report on Form 10-K.


SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposals of Shareholders intended to be presented for inclusion in the Company's Proxy Statement and Form of Proxy for the next Annual Meeting scheduled to be held in 2001 must be received in writing by Ann M. Caparros, Corporate Secretary, 1 Horace Mann Plaza, Springfield, Illinois, 62715-0001 not later than December 31, 2000 in order for such proposal to be considered for inclusion in the Company's Proxy Statement and proxy relating to the 2001 Annual Meeting.

     Shareholders are urged to complete, sign and date the accompanying proxy card and return it in the enclosed envelope, to which no postage need be affixed if mailed in the United States.


                                             By order of the Board of Directors,


                                             /s/ Ann M. Caparros


                                             Ann M. Caparros
                                             Corporate Secretary

Springfield, Illinois
March 31, 2000


     Again, we call your attention to the enclosed proxy card. PLEASE VOTE, DATE, SIGN AND RETURN IT PROMPTLY, regardless of whether you plan to attend the meeting.

                                    EXHIBIT A

                        HORACE MANN EDUCATORS CORPORATION
                            1991 STOCK INCENTIVE PLAN
                AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 1999

                                   AMENDMENT 1

Effective May 25, 2000, the Horace Mann Educators Corporation 1991 Stock Incentive Plan Amended and Restated Effective December 31, 1999("Plan") is amended in accordance with the terms and conditions of the Plan as follows. Amend and restate the first paragraph of Section 3 to read in its entirety:

     Initially, the total number of shares of Common Stock reserved and available for distribution pursuant to Awards under the Plan was 2,000,000. Pursuant to the 2-for-1 split of Common Stock effective December 15, 1997, an additional 2,000,000 shares of Common Stock were reserved and available for distribution pursuant to Awards under the Plan. An additional 2,000,000 shares are hereby reserved and available for distribution pursuant to Awards under the Plan. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Horace Mann(R)
Insuring America's Educational Community

The Horace Mann Companies
1 Horace Mann Plaza
Springfield, Illinois 62715-0001
217-789-2500

www.horacemann.com



HA-C00329